UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 29, 2010

1st Source Corporation
(Exact name of registrant as specified in its charter)

Indiana	0-6233	35-1068133
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

100 North Michigan Street, South Bend, Indiana 46601
(Address of principal executive offices) (Zip Code)

574-235-2000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17       CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01                      Other Events

1st Source Corporation, parent company of 1st Source Bank, has entered into agreements that restructure its interest in its corporate facility located in downtown South Bend, Indiana.  The company has agreed to a new 10.5 year lease on terms that reduce the costs of the facility to the company. Under the terms of the new lease, 1st Source is relieved of responsibility for managing the office building and reduces its leased space to 84,696 sq. ft. effective January 1, 2011.

1st Source has also transferred to the building owner its interest in the atrium that connects the office building to the adjacent hotel building that, together with an underlying parking garage, comprise the 1st Source Center. 1st Source also assigned its operations and maintenance obligations in connection with the atrium and parking garage to the building owner. The building owner further assumed responsibility for ground lease payments and agreed to contribute $375,000 to atrium renovations on 1st Source’s behalf in connection with a related sale of the parking garage.

1st Source also has sold to the South Bend Redevelopment Commission its interest in the parking garage for $1,950,000. The sale eliminates prior obligations for conveyance payments to the City of South Bend. Under the terms of the sale, existing operation and maintenance agreements remain in place ensuring availability of parking for 1st Source customers and employees.

1st Source also has agreed to expend $5,400,000 on building and other infrastructure improvements to facilities and systems it owns or leases within the City of South Bend and to secure $375,000 for atrium improvements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

1st SOURCE CORPORATION
(Registrant)

Date: December 29, 2010	/s/LARRY E. LENTYCH
Larry E. Lentych
Treasurer and Chief Financial Officer
Principal Accounting Officer